EXHIBIT 99.2

PRESS RELEASE


For More Information, Call:

Richard H Dionne
President and CEO
(203) 294-6541

     or

Albert E. Fiacre, Jr.
Executive Vice President and CFO
(203) 294-6542


                    DIME FINANCIAL CORPORATION
                   DESCRIBES CERTAIN ADJUSTMENTS


Wallingford, Connecticut, July 28, 1998: Dime Financial Corporation ("DFC") today announced that it will mail a letter (the "Letter") to its shareholders describing certain anti-dilution adjustments relating to the number of shares of Common Stock of HUBCO, Inc. ("HUBCO") which will be received in exchange for shares of DFC Common Stock in the pending merger of DFC with HUBCO (the "Merger"), if the Merger is approved and consummated. A shareholders' meeting relating to the Merger has been scheduled for August 19, 1998, and a proxy statement-prospectus containing information with respect to the matters to be considered at the meeting was mailed on or about July 10, 1998 to the shareholders of record on June 24, 1998. The Letter will be mailed to such shareholders. The adjustments described in the Letter are the result of a 3% stock dividend which was declared by HUBCO on July 17, 1998. A copy of the Letter is attached hereto.


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